Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES FIRST QUARTER NET INCOME

Aiken, South Carolina (April 29, 2024) - Security Federal Corporation (the “Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (the “Bank”), today announced earnings and financial results for the quarter ended March 31, 2024.

The Company reported net income of $1.8 million, or $0.54 per common share, for the quarter ended March 31, 2024 compared to $2.7 million, or $0.82, for the first quarter of 2023. The decrease in net income was due to a decrease in net interest income which was affected by the continued increase in the Company’s cost of funds, as well as the increase in both the provision for credit losses and non-interest expense during the first quarter of 2024 as compared to the first quarter of 2023.

First Quarter Financial Highlights

●	Net interest income decreased $262,000, or 2.6%, to $10.0 million as the increase in interest expense outpaced the increase in interest income.
●	Total interest income increased $4.5 million, or 31.7%, to $18.7 million while total interest expense increased $4.8 million, or 119.8%, to $8.7 million.
●	Non-interest income increased $120,000, or 5.5%, to $2.3 million primarily due to an increase in trust income.
●	Non-interest expense increased $604,000, or 6.7%, to $9.6 million primarily due to increases in salaries and employee benefits expense.

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	3/31/2024	3/31/2023
Total interest income	$18,719	$14,218
Total interest expense	8,737	3,974
Net interest income	9,982	10,244
Provision for credit losses	335	-
Net interest income after provision for credit losses	9,647	10,244
Non-interest income	2,321	2,200
Non-interest expense	9,635	9,031
Income before income taxes	2,333	3,413
Provision for income taxes	580	739
Net income	$1,753	$2,674
Earnings per common share (basic)	$0.54	$0.82

Credit Quality

●

The Bank recorded $300,000 in provision for credit losses on loans held for investment and $35,000 in provision for unfunded commitments for the first quarter of 2024 compared to no provision for credit losses during the first quarter of 2023.

●	Non-performing assets were $6.6 million at March 31, 2024 compared to $6.8 million at December 31, 2023 and $6.4 million at March 31, 2023.
●	Allowance for credit losses to gross loans was 1.95%, 1.98% and 2.07% at March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

At Period End (dollars in thousands):	3/31/2024	12/31/2023	3/31/2023
Non-performing assets	$6,635	$6,825	$6,391
Non-performing assets to total assets	0.44%	0.44%	0.45%
Allowance for credit losses	$12,842	$12,569	$12,127
Allowance for credit losses to gross loans	1.95%	1.98%	2.07%

Balance Sheet Highlights and Capital Management

●	Total assets were $1.5 billion at March 31, 2024, a year-over-year increase of $112.1 million.
●

Cash and cash equivalents decreased $35.5 million during the first quarter to $92.8 million at March 31, 2024 primarily as a result of the repayment of borrowings with the Federal Reserve Bank Term Funding Program.

●	Net loans receivable increased $23.5 million since the prior quarter and $71.6 million since the first quarter of 2023 to $646.0 million at March 31, 2024.
●

Investment securities were $691.6 million at March 31, 2024, a $9.2 million decrease since the prior quarter and a year-over-year decrease of $29.7 million.  The decrease was a result of principal paydowns and maturities of investment securities exceeding purchases.

●	Total deposits increased $10.9 million, or 0.9%, during the quarter and $97.2 million, or 8.8%, from one year prior to $1.2 billion at March 31, 2024.
●	Borrowings decreased $44.7 million, or 26.3%, during the quarter to $125.4 million at March 31, 2024 due to the repayments discussed above.

Dollars in thousands (except per share amounts)	3/31/2024	12/31/2023	3/31/2023
Total assets	$1,518,214	$1,549,671	$1,406,094
Cash and cash equivalents	92,775	128,284	24,719
Total loans receivable, net	646,007	622,529	574,431
Investment securities	691,554	700,712	721,249
Deposits	1,205,879	1,194,997	1,108,674
Borrowings	125,383	170,035	120,848
Total shareholders' equity	174,569	172,362	166,493
Common shareholders' equity	91,620	89,413	83,544
Common equity book value per share	$28.41	$27.69	$25.68
Total risk based capital to risk weighted assets (1)	19.27%	19.49%	19.11%
CET1 capital to risk weighted assets (1)	18.01%	18.24%	17.85%
Tier 1 leverage capital ratio (1)	9.91%	9.83%	10.39%
(1) - Ratio is calculated using Bank only information and not consolidated information

Security Federal has 19 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. The Bank’s newest branch, located in downtown Augusta, Georgia, opened in April 2023. It is a full-service branch offering depository banking as well as commercial and consumer lending. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: potential adverse impacts to economic conditions in our local market area or other aspects of the Company’s business, operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices; interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.